FS Investment Corporation 8-K

Exhibit 99.1

FSIC Reports Fourth Quarter and Full Year 2015 Financial Results and

Declares Regular Distribution for First Quarter

PHILADELPHIA, PA, February 29, 2016 – FS Investment Corporation (NYSE: FSIC), a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter and full year ended December 31, 2015, and announced that its board of directors has declared its first quarter 2016 regular distribution.

Financial Highlights for the Quarter Ended December 31, 20151

•	Net investment income of $0.23 per share, compared to $0.28 per share for the quarter ended December 31, 2014.
•	Adjusted net investment income of $0.24 per share, compared to $0.24 per share for the quarter ended December 31, 2014.[2]
•	Total net realized loss on investments of $0.08 per share and total net change in unrealized depreciation on investments of $0.47 per share, compared to a total net realized gain on investments of $0.02 per share and a total net change in unrealized depreciation on investments of $0.34 per share for the quarter ended December 31, 2014.
•	Paid cash distributions to stockholders totaling $0.22275 per share.[3]
•	Committed $604 million to direct originations versus $319 million of sales and repayments, resulting in net direct origination investment activity of $285 million.
•	Net asset value of $9.10 per share, compared to $9.64 per share as of September 30, 2015.

Financial Highlights for the Year Ended December 31, 20151

•	Net investment income of $1.10 per share, compared to $0.97 per share for the year ended December 31, 2014.
•	Adjusted net investment income of $1.03 per share, compared to $0.99 per share for the year ended December 31, 2014.[2]
•	Total net realized loss on investments of $0.26 per share and total net change in unrealized depreciation on investments of $0.68 per share, compared to a total net realized gain on investments of $0.12 per share and a total net change in unrealized depreciation on investments of $0.31 per share for the year ended December 31, 2014.
•	Paid cash distributions to stockholders totaling $0.89 per share.[3]
•	Total purchases of $1.6 billion, 80% of which were in senior secured debt (first and second lien senior secured loans and senior secured bonds).

Michael C. Forman, Chairman and Chief Executive Officer of FSIC, commented, “Continued financial market volatility in the fourth quarter contributed to meaningfully weaker secondary prices and wider clearing yields across the corporate credit markets. While secondary market volatility may place downward pressure on asset values, we believe credit quality remains strong and are pleased with the overall health of the portfolio. We are taking advantage of the recent credit market selloff to improve FSIC’s overall credit profile and maintain or improve the overall yield of the investment portfolio, while still moving up the capital structure.”

Declaration of Regular Distribution for First Quarter 2016

FSIC’s board of directors has declared a regular cash distribution for the first quarter of $0.22275 per share, which will be paid on or about April 4, 2016, to stockholders of record as of the close of business on March 23, 2016.

Summary Consolidated Results

	Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)[1]	December 31, 2015	September 30, 2015	December 31, 2014
Total investment income	$114,763	$103,668	$113,385
Net investment income	56,151	63,766	68,055
Net increase (decrease) in net assets resulting from operations	(78,468)	(5,279)	(10,189)

Net investment income per share	$0.23	$0.26	$0.28
Adjusted net investment income per share[2]	$0.24	$0.21	$0.24
Total net realized and unrealized gain (loss) on investments per share	$(0.55)	$(0.29)	$(0.33)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$(0.32)	$(0.02)	$(0.04)
Stockholder distributions per share[3]	$0.22275	$0.22275	$0.32275
Net asset value per share at period end	$9.10	$9.64	$9.83
Weighted average shares outstanding	242,800,333	242,227,762	240,480,410
Shares outstanding, end of period	242,847,016	242,274,372	240,896,559

(dollar amounts in thousands)	As of December 31, 2015	As of December 31, 2015
Total fair value of investments	4,029,371	4,183,447
Total assets	4,149,663	4,354,886
Total stockholders’ equity	2,208,928	2,366,986

Portfolio Highlights

•	As of December 31, 2015, total fair value of investments was $4.0 billion.

•	Core investment strategies[4] represented 97% of the portfolio by fair value as of December 31, 2015, including 85% from direct originations and 12% from opportunistic investments. Broadly syndicated/other investments represented the remaining 3% of the portfolio by fair value as of December 31, 2015.

•	Gross portfolio yield prior to leverage (based on amortized cost and excluding non-income producing assets)[5] as of December 31, 2015, was 10.4%, unchanged compared to September 30, 2015.

•	Total commitments to direct originations (including unfunded commitments) made during the fourth quarter of 2015 was $604 million in 16 portfolio companies, including 10 in existing portfolio companies.

•	As of December 31, 2015, there were no investments on non-accrual in FSIC’s investment portfolio.[6]

Total Portfolio Activity

	Three Months Ended
(dollar amounts in thousands)	December 31, 2015	September 30, 2015	December 31, 2014
Purchases	$563,346	$283,968	$536,854
Sales and redemptions	(511,289)	(129,667)	(598,049)
Net portfolio activity	$52,057	$154,301	$(61,195)

Portfolio Data	As of December 31, 2015	As of December 31, 2014
Total fair value of investments	$4,029,371	$4,183,447
Number of Portfolio Companies	114	118
Average Annual EBITDA of Portfolio Companies	$113,200	$155,200
Weighted Average Purchase Price of Debt Investments (as a % of par)	98.3%	97.4%
% of Investments on Non-Accrual (based on fair value)[6]	—	0.3%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	54%	53%
Senior Secured Loans — Second Lien	15%	17%
Senior Secured Bonds	6%	8%
Subordinated Debt	11%	11%
Collateralized Securities	2%	3%
Equity/Other	12%	8%

Portfolio Composition by Strategy (based on fair value)[4]
Direct Originations	85%	75%
Opportunistic	12%	19%
Broadly Syndicated/Other	3%	6%

Interest Rate Type (based on fair value)
% Variable Rate	66.8%	69.0%
% Fixed Rate	21.6%	23.3%
% Income Producing Equity/Other Investments	4.1%	2.9%
% Non-Income Producing Equity/Other Investments	7.5%	4.8%

Yields[5]
Gross Portfolio Yield Prior to Leverage (based on amortized cost)	9.8%	10.0%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) — Excluding Non-Income Producing Assets	10.4%	10.4%

Direct Origination Activity

(dollar amounts in thousands)	Three Months Ended December 31, 2015	Three Months Ended September 30, 2015	Three Months Ended December 31, 2014
Total Commitments (including unfunded commitments)	$604,203	$192,637	$258,562
Exited Investments (including partial paydowns)	(318,719)	(35,090)	(88,376)
Net Direct Originations	$285,484	$157,547	$170,186

Direct Originations Portfolio Data	As of December 31, 2015		As of December 31, 2014
Total Fair Value of Direct Originations	$3,434,588		$3,147,946
Number of Portfolio Companies	71		52
Average Annual EBITDA of Portfolio Companies	$61,500		$47,200
Average Leverage Through Tranche of Portfolio Companies — Excluding Equity/Other and Collateralized Securities	4.9	x	4.6	x
% of Investments on Non-Accrual (based on Fair Value)[6]	—		—

New Direct Originations by Asset Class (including unfunded commitments)	Three Months Ended December 31, 2015	Three Months Ended September 30, 2015	Three Months Ended December 31, 2014
Senior Secured Loans — First Lien	60%	69%	36%
Senior Secured Loans — Second Lien	6%	20%	—
Senior Secured Bonds	10%	1%	29%
Subordinated Debt	12%	7%	19%
Collateralized Securities	—	—	7%
Equity/Other	12%	3%	9%
Average New Direct Origination Commitment Amount	$37,763	$12,842	$23,506
Weighted Average Maturity for New Direct Originations	10/10/2021	10/8/2021	11/19/2021
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period[5]	10.6%	9.0%	8.7%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period — Excluding Non-Income Producing Assets[5]	12.3%	9.3%	10.5%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Direct Originations Exited during Period[5]	9.9%	10.8%	9.1%

Leverage and Liquidity

As of December 31, 2015, FSIC’s debt to equity ratio was 83%, based on $1.83 billion in total debt outstanding and stockholders’ equity of $2.21 billion. FSIC’s weighted average effective interest rate (including the effect of non-usage fees) was 3.96% as of December 31, 2015.

As of December 31, 2015, FSIC had cash (including foreign currency, at fair value) of approximately $82.0 million and availability under its financing arrangements of $390.4 million, subject to borrowing base and other limitations.

As of December 31, 2015, FSIC had 19 debt investments with aggregate unfunded commitments of $129.7 million and two equity investments with unfunded commitments of $590,000.

Conference Call Information

FSIC will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, March 1, 2016, to discuss its fourth quarter and full year 2015 results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 443-2408 and using the conference ID 38412123 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

A replay of the call will be available for a period of 30 days following the call by visiting the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

Supplemental Information

An investor presentation of financial information will be made available prior to the call in the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

About FS Investment Corporation

FS Investment Corporation (NYSE: FSIC) is a publicly traded business development company (“BDC”) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. In connection with its debt investments, FSIC may receive equity interests such as warrants or options.

FSIC is advised by FB Income Advisor, LLC, an affiliate of Franklin Square Capital Partners (“Franklin Square”), and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners (“GSO”). GSO, with approximately $79.0 billion in assets under management as of December 31, 2015, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments. For more information, please visit www.fsinvestmentcorp.com.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm managed approximately $17.0 billion in assets as of September 30, 2015, and is the largest manager of BDC assets with approximately $15.7 billion in BDC assets as of September 30, 2015. For more information, please visit www.franklinsquare.com.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, and the price at which shares of FSIC’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSIC. The information contained in this press release is summary information that is intended to be considered in the context of FSIC’s SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC’s future results.

Individual investors and endowments may have different investment horizons, liquidity needs and risk tolerances.  In addition, fees that may be incurred by an investor in a fund sponsored by Franklin Square may be different than fees incurred by an endowment investing in similar assets as those in which the funds invest.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s annual report on Form 10-K for the year ended December 31, 2015, which FSIC filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2016, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s annual report on Form 10-K for the year ended December 31, 2015, and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSIC’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSIC’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Contact Information:

Investors:

Jim Ballan

Senior Vice President,

Investor Relations and Capital Markets

james.ballan@franklinsquare.com

267-439-4375

Media:

Franklin Square Media Team

media@franklinsquare.com

215-495-1174

Income Statement

	Year Ended December 31,
	2015	2014	2013
Investment income
From non-controlled/unaffiliated investments:
Interest income	$420,834	$418,749	$427,510
Fee income	43,392	44,961	37,084
Dividend income	6,499	810	9,972
From non-controlled/affiliated investments:
Interest income	2,603	—	—
Fee income	790	—	—
Dividend income	299	299	—
From controlled/affiliated investments:
Interest income	380	—	—
Total investment income	474,797	464,819	474,566

Operating expenses
Management fees	75,401	84,617	90,247
Capital gains incentive fees	(21,075)	(9,468)	4,173
Subordinated income incentive fees	61,036	58,122	62,253
Administrative services expenses	4,182	4,794	5,165
Stock transfer agent fees	134	1,037	2,820
Accounting and administrative fees	1,082	1,223	1,390
Interest expense	75,127	64,804	50,763
Directors' fees	1,026	1,027	943
Listing advisory fees	—	5,043	—
Other general and administrative expenses	6,738	9,049	6,094
Total operating expenses	203,651	220,248	223,848
Management fee waiver	—	(2,837)	—
Net expenses	203,651	217,411	223,848
Net investment income before taxes	271,146	247,408	250,718
Excise taxes	6,056	5,400	5,742
Net investment income	265,090	242,008	244,976

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	$(62,426)	$30,607	$47,014
Net realized gain (loss) on foreign currency	(640)	(301)	(111)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(212,155)	(79,008)	(25,982)
Non-controlled/affiliated investments	44,247	(3,138)	—
Controlled/affiliated investments	743	—	—
Net change in unrealized gain (loss) on foreign currency	3,526	4,613	(57)
Total net realized and unrealized gain (loss) on investments	(226,705)	(47,227)	20,864
Net increase (decrease) in net assets resulting from operations	$38,385	$194,781	$265,840
Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.16	$0.78	$1.04
Weighted average shares outstanding	241,946,850	248,799,524	255,315,516

Balance Sheet

	December 31,
	2015	2014
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$4,027,950 and $4,164,166, respectively)	$3,820,283	$4,168,654
Non-controlled/affiliated investments (amortized cost—$91,248 and $17,931, respectively)	132,357	14,793
Controlled/affiliated investments (amortized cost—$75,988 and $0, respectively)	76,731	—
Total investments, at fair value (amortized cost—$4,195,186 and $4,182,097, respectively)	4,029,371	4,183,447
Cash	80,807	95,205
Foreign currency, at fair value (cost—$1,175 and $1,661, respectively)	1,180	1,639
Receivable for investments sold and repaid	66	8,976
Interest receivable	34,600	51,814
Deferred financing costs	2,910	13,097
Prepaid expenses and other assets	729	708
Total assets	$4,149,663	$4,354,886

Liabilities
Payable for investments purchased	$—	$28,095
Credit facilities payable	34,625	188,827
Unsecured notes payable	989,764	725,000
Repurchase agreement payable	800,000	950,000
Stockholder distributions payable	54,093	17,885
Management fees payable	18,415	19,560
Accrued capital gains incentive fees	—	21,075
Subordinated income incentive fees payable	13,374	13,089
Administrative services expense payable	946	1,410
Interest payable	22,061	15,850
Directors' fees payable	282	296
Deferred financing costs payable	—	473
Other accrued expenses and liabilities	7,175	6,340
Total liabilities	1,940,735	1,987,900
Commitments and contingencies	—	—

Stockholders' equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized, 242,847,016 and 240,896,559 shares issued and outstanding, respectively	243	241
Capital in excess of par value	2,264,345	2,258,548
Accumulated undistributed net realized gain/loss on investments and gain/loss on foreign currency	(45,748)	33,758
Accumulated undistributed (distributions in excess of) net investment income	147,946	68,658
Net unrealized appreciation (depreciation) on investments and unrealized gain/loss on foreign currency	(157,858)	5,781
Total stockholders' equity	2,208,928	2,366,986
Total liabilities and stockholders' equity	$4,149,663	$4,354,886
Net asset value per share of common stock at period end	$9.10	$9.83

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures1

	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
GAAP net investment income per share	$0.23	$0.26	$0.28
Plus capital gains incentive fees per share	(0.01)	(0.06)	(0.07)
Plus excise taxes per share	0.02	—	0.02
Plus one-time expenses per share	—	—	0.01
Adjusted net investment income per share[2]	$0.24	$0.21	$0.24

1)	Per share data was derived by using the weighted average shares of FSIC’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.
2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (ii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSIC's normal course of business (referred to herein as one-time expenses). FSIC uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.
3)	The per share data for distributions reflects the amount of distributions paid on January 4, 2016, to stockholders of record as of the close of business on December 22, 2015.
4)	See FSIC’s annual report on Form 10-K for the year ended December 31, 2015, for a description of FSIC’s investment strategies.
5)	Gross portfolio yield represents the expected annualized yield of FSIC’s investment portfolio based on the composition of the portfolio as of the applicable date.
6)	Interest income is recorded on an accrual basis. See FSIC's annual report on Form 10-K for the year ended December 31, 2015, for a description of FSIC's revenue recognition policy.